Exhibit 15.1

February 22, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated February 7, 2018 on our review of interim financial information of Varian Medical Systems, Inc. (the “Company”) for the three month periods ended December 29, 2017 and December 30, 2016 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 29, 2017 is incorporated by reference in its Registration Statement on Form S-8 dated February 22, 2018.

Very truly yours,

/s/ PricewaterhouseCoopers LLP